EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-64353, 333-04417, 333-28121, 333-34310 and 333-34396 on Form S-8; Registration Statement No. 333-44935 on Form S-4, and Registration Statement No. 333-74910 on Form S-3 of Fiserv, Inc. of our reports dated January 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph as to the adoption in 2002 of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”), appearing in and incorporated by reference in this Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2002.

/S/    Deloitte & Touche LLP

Deloitte & Touche LLP

Milwaukee, Wisconsin

February 28, 2003

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